Exhibit 23.2

KPMG LLP

2500 Ruan Center

666 Grand Avenue

Des Moines, IA 50309

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement on Form S-3 of UMB Financial Corporation of our report dated February 27, 2025, with respect to the consolidated financial statements of Heartland Financial USA, Inc., which report appears in the Current Report on Form 8-K/A of UMB Financial Corporation filed on April 11, 2025. We consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Des Moines, lowa

April 11, 2025